Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q of SuccessFactors, Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Bruce Felt, the Chief Financial Officer of SuccessFactors, Inc., each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SuccessFactors, Inc.

Date: November 9, 2010	/s/ Bruce Felt
	Name:	Bruce Felt
	Title:	Chief Financial Officer